UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2026

PRESTIGE CONSUMER HEALTHCARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591
(Address of Principal Executive Offices) (Zip Code)

(914) 524-6800
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PBH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2026 (the “Closing Date”), Prestige Consumer Healthcare Inc. (the “Company”) and its wholly-owned subsidiary, Prestige Brands, Inc. (the “Borrower”), entered into an amendment (the “Amendment”) to that certain Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among the Company, the Borrower, certain other subsidiaries of the Company as guarantors, Citibank, N.A. as administrative agent, the lenders party thereto and Citibank, N.A., Barclays Bank PLC, Morgan Stanley Senior Funding Inc., Goldman Sachs Bank USA and RBC Capital Markets, as joint lead arrangers and joint bookrunners. Under the Amendment, the Borrower is permitted to borrow additional term loans in an amount not to exceed $95.0 million that may be used by the Borrower to finance, in part, the previously announced acquisition of LaCorium Health Australia Pty Limited, Stantail Trading Pty Limited, Stantail International Pty Limited, Brands Worldwide Holdings I.P. Pty Limited, and Laderma Holdings Pty Limited, each an Australian company (the “LaCorium Acquisition”), together with fees and expenses incurred in connection with the LaCorium Acquisition.

The foregoing description of the Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Also on the Closing Date, the Borrower borrowed $95,000,000 under the Amendment to finance the LaCorium Acquisition, which closed on the Closing Date, together with fees and expenses incurred in connection with the closing of the LaCorium Acquisition.

Item 7.01 Regulation FD Disclosure.

On June 30, 2026, the Company issued a press release announcing the commencement of a private offering of $400,000,000 of senior unsecured notes due 2034 (the “Notes”). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On July 6, 2026, the Company issued a press release announcing the completion of the LaCorium Acquisition and the pricing of the private offering of the Notes. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information provided in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated June 30, 2026, announcing the commencement of the private offering of the Notes.
99.2	Press Release dated July 6, 2026, announcing the closing of the LaCorium Acquisition and the pricing of the private offering of the Notes.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2026	PRESTIGE CONSUMER HEALTHCARE INC.

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer & Chief Operating Officer